Exhibit 10.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
AMENDMENT TO
PERFORMANCE BASED RESTRICTED STOCK AGREEMENT

This Amendment (this “Amendment”) to the Performance Based Restricted Stock Agreement (the “Agreement”), dated as of May 20, 2011, by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”), is made effective as of December 2, 2014.

WHEREAS, the Company and the Participant are parties to the Agreement; and

WHEREAS, the Company and the Participant now desire to amend the Agreement in order to amend the vesting date applicable to certain Shares of Restricted Stock granted pursuant to the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendments to the Agreement.  Annex A attached to the Agreement shall be amended as follows:

(a)         All references to “April 1, 2015” shall be replaced with references to “May 15, 2015”.

(b)         The Subsequent Vesting Date for purposes of any Shares that remain eligible to vest pursuant to Section B of Annex A shall be May 15, 2015.

(c)          The Initial Vesting Date and Subsequent Vesting Date for purposes of any Shares that remain eligible to vest pursuant to the second paragraph of Section C of Annex A shall be May 15, 2015.

(d)         Notwithstanding the foregoing amendments, April 1, 2015 shall be the date used to calculate the Measurement Price to determine the Vesting Percentage for purposes of Sections A and B of Annex A.

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Amendment and the Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this

Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amendment and fully understands all of the provisions of this Amendment.

5.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

7.                                      Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	EVP & GC

ZELNICKMEDIA CORPORATION

By:	/s/ Karl Slatoff
Name:	Karl Slatoff
Title	Authorized Signatory